Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 2020, in the Registration Statement (Form S-3) and related Prospectus of Cassava Sciences, Inc. dated March 26, 2020.

/s/ Ernst & Young LLP

Austin, Texas

March 26, 2020